Exhibit 10.1.2

Amendment No. 88 (NE)

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Pursuant to Instruction 2 to Item 601 of Regulation S-K, NeuStar, Inc. has filed an agreement with the Northeast Carrier Acquisition Company, LLC, which is one of seven agreements that are substantially identical in all material respects other than the parties to the agreements. North American Portability Management, LLC succeeded to the interests of Northeast Carrier Acquisition Company, LLC and each of the other entities listed below. The following list identifies the other parties to the six agreements that have been omitted pursuant to Instruction 2 to Item 601:

•	LNP, LLC (Midwest)

•	Southwest Region Portability Company, LLC

•	Western Region Telephone Number Portability, LLC

•	Southeast Number Portability Administration Company, LLC

•	Mid-Atlantic Carrier Acquisition Company, LLC

•	West Coast Portability Services, LLC

AMENDMENT

TO

CONTRACTOR SERVICES AGREEMENT FOR NUMBER

PORTABILITY ADMINISTRATION CENTER / SERVICE

MANAGEMENT SYSTEM

FOR

AUTHORIZATION TO DISCLOSE NPA-NXX OF AN LRN

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Amendment No. 88 (NE)

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AMENDMENT

TO

CONTRACTOR SERVICES AGREEMENT FOR NUMBER PORTABILITY

ADMINISTRATION CENTER/SERVICE MANAGEMENT SYSTEM

FOR

AUTHORIZATION TO DISCLOSE NPA-NXX OF AN LRN

1.	PARTIES

This Amendment (this “Amendment”) is entered into pursuant to Article 30 of, and upon execution shall be a part of, the Contractor Services Agreements for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the Amendment Effective Date (each such agreement referred to individually as the “Master Agreement” and collectively as the “Master Agreements”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC (the “Subscribing Customer”).

2.	EFFECTIVENESS AND DEFINED TERMS

This Amendment shall be effective as of the last date of execution below (the “Amendment Effective Date”), conditioned upon execution by Contractor and Customer on behalf of all the limited liability companies listed below for the separate United States Service Areas (the “Subscribing Customers”).

•	Mid-Atlantic Carrier Acquisition Company, LLC

•	LNP, LLC (Midwest)

•	Northeast Carrier Acquisition Company, LLC

•	Southeast Number Portability Administration Company, LLC

•	Southwest Region Portability Company, LLC

•	West Coast Portability Services, LLC

•	Western Region Telephone Number Portability, LLC

The number in the upper left-hand corner refers to this Statement of Work. Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreements.

3.	CONSIDERATION RECITAL

In consideration of the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Customer agree as set forth in this Amendment.

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Amendment No. 88 (NE)

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4.	AMENDMENT

4.1 Reason for this Amendment

Customer has determined that the NPA-NXX of the Local Routing Number (LRN) associated with a telephone number (TN) is suitable for disclosure by Users to entities that are not Users, subject to certain restrictions set forth herein. Therefore, this Amendment is issued to clarify Section 4.2 of the Master Agreement, which was modified by Amendment No. 62.

4.2 Authorizations and Restrictions

A User may disclose the NPA-NXX of the LRN associated with a TN, including data derived, translated or transformed from such LRN, to entities that are not Users; provided, however, that the recipient’s purpose in using such data complies with a Permitted Use, as that term is defined in Section 4.2(b)(2)(D)(ii) of the Master Agreement, and does not constitute Commercial Exploitation.

4.3 Further Clarifications

Section 4.2(b)(2)(D)(iii)(VII) of the Master Agreement, which provides that the intended use of User Data, or data derived, translated, or transformed from User Data, can include the purpose of facilitating the “routing, rating, or billing of calls” by another, or the purpose of facilitating the performance of “network maintenance in connection with providing telecommunications services” by another, is hereby clarified further to provide that the intended use of such data additionally includes the making use of a telecommunications service or the making use of a telecommunications-related service.

For example, making use of a telecommunications service (i.e., a “private use”) would include a PBX operator with multiple routes to various Service Providers or intermediate carriers would qualify to receive the LRN NPA-NXX information for calls leaving the PBX in order to perform least cost routing, even though the only traffic originating at the PBX is its own.

Also, a service offered by a Service Provider (an “SP”) remains a telecommunications service when offered by another. For example, the preparation of directory listing showing telephone numbers and other information (e.g., the “Yellow Pages”) remains a telecommunications-related service when prepared by an entity other than a Service Provider. The billing of charges incurred for third-party services (e.g., “DirecTV”) remains a telecommunications-related service when facilitated by an entity other than the Service Provider.

4.4 Dissemination

Contractor shall notify all Users of the authorizations and clarifications set forth in this Article 4. Additionally, Contractor shall solicit from all Users contact information for any User that anticipates offering a service in which the NPA-NXX associated with the LRN of a TN would be provided and that are willing to have their contact information displayed on the public area of the NPAC’s Web site (NPAC.com). Contractor is to add a Web page to the public area of its NPAC Web site on which to display contact information for Users willing to provide the NPA-NXX of the LRN associated with a TN.

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Amendment No. 88 (NE)

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4.5 Applications

Upon execution of this Amendment, Contractor shall suspend the review of any New User Application of an Applicant categorized as a PTRS for which access to the NPA-NXX of a telephone number’s LRN would meet the Applicant’s needs and instead refer the Applicant to a publically available list of Users that are willing to offer such data. Contractor shall likewise direct the NUE to suspend its review of any such New User Application under the NUE Process. Contractor shall not initiate any new action with respect to New User Applications submitted by Applicants categorized as PTRS that have been previously subject to a Negative Permitted Use Finding.

4.6 New User Evaluator (NUE) Process

The NUE shall use this Amendment in discharging its duties under the NUE Process.

5.	IMPACTS ON MASTER AGREEMENT

The following portions of the Master Agreement are impacted by this Amendment:

✓	Master Agreement
None	Exhibit B - Functional Requirements Specification
None	Exhibit C - Interoperable Interface Specification
None	Exhibit E - Pricing Schedules
None	Exhibit F - Project Plan and Test Schedule
None	Exhibit G - Service Level Requirements
None	Exhibit H - Reporting and Monitoring Requirements
✓	Exhibit J - User Agreement Form
None	Exhibit K - External Design
None	Exhibit L - Infrastructure/Hardware
None	Exhibit M - Software Escrow Agreement
None	Exhibit N - System Performance Plan for NPAC/SMS Services
None	Exhibit O - Intermodal Ported TN Identification Service Agreement
None	Exhibit P - LEAP Service Agreement
None	Disaster Recovery
None	Back Up Plans
None	Gateway Evaluation Process (Article 32 of Master Agreement)

6.	MISCELLANEOUS

(a) Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms. From and after the Amendment Effective Date hereof, any reference in the Master

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Amendment No. 88 (NE)

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Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the Amendment Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this Amendment. From and after the Amendment Effective Date, Amendment shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein. Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this Amendment nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

(b) If any provision of this Amendment is held invalid or unenforceable, then the remaining provision of this Amendment shall become null and void and be of no further force or effect. If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement, this Amendment is required to be rescinded or declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this Amendment shall be rescinded and of no further force or effect retroactively to the Amendment Effective Date. Consequently, the Master Agreement in effect immediately prior to the Amendment Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this Amendment. In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement and this Amendment (the “Unpaid Charges”) will in no event be charged or allocated to Users or End Users, including by way of inclusion in any cost or overhead computations related to Services under the Master Agreements, any Statements of Work or otherwise, without an explicit rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement directing the responsibility and liability for payment of those Unpaid Charges by Users or End Users.

(c) This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

(d) If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Amendment, as modified from time to time.

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(e) This Amendment is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

(f) This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto. The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein. All such modifications, amendments and price concessions are interrelated and are dependent on each other. No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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Amendment No. 88 (NE)

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IN WITNESS WHEREOF, the undersigned have executed this Statement of Work:

CONTRACTOR: NeuStar, Inc.

By:	Bradley D. Smith

Its:	Controller

Date:	4-17-13

CUSTOMER: North American Portability Management, LLC as successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC

By:	Melvin Clay

Its:	NAPM LLC Co-Chair

Date:	4-11-2013

By:	Timothy Decker

Its:	NAPM LLC Co-Chair

Date:	4/15/2013

CONFIDENTIAL